Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Rich Sparkle Holdings Limited of our report dated March 5, 2025, relating to the consolidated financial statements of Rich Sparkle Holdings Limited and Subsidiaries as of and for the years ended September 30, 2024 and 2023, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
April 10, 2025